UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 17, 2012
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1360

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment supplements the Current Report on Form 8-K filed by Digital Cinema Destinations Corp. ("we," "our," "us," or the "Company") with the Securities and Exchange Commission on December 21, 2012, in which we disclosed the completion of the acquisition of substantially all of the assets of seven movie theaters (six of which are located in southern California and one of which is near Phoenix, Arizona), with an aggregate of 74 fully digital screens, from seven sellers affiliated with one another (collectively, the “UltraStar Sellers”) by seven wholly owned subsidiaries of Start Media/Digiplex, LLC (“JV”), in which we are a member.  This amendment includes the financial statements of the UltraStar Sellers for the years ended December 31, 2011 and 2010 and for the nine month periods ended September 30, 2012 and 2011, required by Item 9.01(a) and Unaudited Pro Forma Combined Financial Statements as of September 30, 2012 and for the fiscal year ended June 30, 2012 and three month period ended September 30, 2012 required by Item 9.01(b).  This amendment also discloses the number of shares we issued to the UltraStar Sellers as a result of various post-closing adjustments.

Item 3.02  Unregistered Sale of Equity Securities.

In connection with the UltraStar Acquisitions, we issued to the UltraStar Sellers 615,203 shares of our Class A common stock and an additional 272,419 shares as a result of post-closing adjustments, which the parties formally agreed to on March 1, 2013.

Item 9.01.  Financial Statements and Exhibits.

Financial Statements

1.	Audited Combined Financial Statements of Theaters of UltraStar Cinemas as of and for the years ended December 31, 2011 and 2010.

2.
Unaudited Interim Combined Financial Statements of Theaters of UltraStar Cinemas as of September 30, 2012 and December 31, 2011 (audited); and for the nine month periods ended September 30, 2012 and 2011.

3.	Unaudited Pro Forma Combined Financial Statements as of September 30, 2012 and for the fiscal year ended June 30, 2012; and for the three month period ended September 30, 2012.

Exhibits

2.16
Letter agreement with respect to final purchase price adjustments related to the UltraStar Purchase Agreements dated as of February 26, 2013 by and between Apple Valley Cinemas Inc., Mission Market Cinemas, Inc., UltraStar Poway Creekside Plaza Inc., UltraStar Galaxy Inc., Desert Cinemas, Inc., Temecula Cinema Group, Inc., San Diego Cinemas, Inc., John Ellison, Russell Seheult, Alan Grossberg and Digital Cinema Destinations Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: March 4, 2013	By:	/s/ Brian Pflug
	Name:	Brian Pflug
	Title:	Chief Financial Officer and Principal Accounting Officer

INDEX TO FINANCIAL STATEMENTS

Theaters of Ultrastar Cinemas Financial Statements as of December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
COMBINED BALANCE SHEETS AS OF DECEMBER 31, 2011 AND 2010	2
COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	3
COMBINED DEFICIT STATEMENT FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	4
COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	5
NOTES TO COMBINED FINANCIAL STATMENTS	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Ultrastar Cinema

We have audited the accompanying combined balance sheets of the Theaters of Ultrastar Cinemas (the "Company") as of December 31, 2011 and 2010 and the related combined statements of operations, combined deficit and cash flows for each of the years in the two-year period ended December 31, 2011. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 2011 and 2010 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ EISNERAMPER LLP

Edison, New Jersey
March 4, 2013

 THEATERS OF ULTRASTAR CINEMAS
COMBINED BALANCE SHEETS
December 31, 2011 and 2010
(in thousands)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$46	$43
Inventory	53	46
Prepaid expenses and other	440	474
Total current assets	539	563
Note receivable - owners	200	200
Property and equipment, net	3,698	4,465
Other assets	54	46
TOTAL ASSETS	$4,491	$5,274
LIABILITIES AND COMBINED DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,183	$245
Accrued expenses	1,865	1,520
Notes payable, current portion	1,568	1,602
Capital lease obligations, current portion	89	89
Total current liabilities	4,705	3,456
NONCURRENT LIABILITIES
Notes payable, net of current portion	2,520	2,644
Capital lease obligations, net of current portion	294	349
Deferred rent expense	2,657	1,948
TOTAL LIABILITIES	10,176	8,397
COMMITMENTS AND CONTINGENCIES
Combined deficit	(5,685)	(3,123)
TOTAL LIABILITIES AND COMBINED DEFICIT	$4,491	$5,274

See accompanying notes to the combined financial statements.

THEATERS OF ULTRASTAR CINEMAS
COMBINED STATEMENTS OF OPERATIONS
For the years ended December 31, 2011 and 2010
(In thousands)

	Years ended
	December 31,
	2011	2010
REVENUES
Admissions	$14,358	$13,828
Concessions	6,189	5,703
Other	864	958
Total revenues	21,411	20,489
COSTS AND EXPENSES
Cost of operations:
Film rent expense	7,972	7,786
Cost of concessions	1,072	956
Salaries and wages	2,792	2,324
Facility lease expense	3,685	3,107
Utilities and other	3,565	4,150
General and administrative expenses	1,716	1,508
Depreciation and amortization	1,116	1,002
Total costs and expenses	21,918	20,833

OPERATING LOSS	(507)	(344)
OTHER EXPENSE
Interest expense	268	334
Other, net	19	8
NET LOSS	$(794)	$(686)

See accompanying notes to the combined financial statements.

THEATERS OF ULTRASTAR CINEMAS
COMBINED DEFICIT STATEMENT
For the years ended December 31, 2011 and 2010
(In thousands)

Total
combined
deficit
Balance, December 31, 2009	$(2,338)
Net advances to affilates	(99)
Net loss	(686)
Balance, December 31, 2010	(3,123)
Net advances to affilates	(1,768)
Net loss	(794)
Balance, December 31, 2011	$(5,685)

See accompanying notes to the combined financial statements.

THEATERS OF ULTRASTAR CINEMAS
COMBINED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2011 and 2010
(In thousands)

	Years ended
	December 31,
	2011	2010
Cash flows from operating activities
Net loss	$(794)	$(686)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,116	1,002
Changes in operating assets and liabilities:
Inventories	(7)	8
Prepaid expenses and other	26	(430)
Accounts payable, and accrued expenses	1,001	(1,121)
Deferred rent expense	709	911
Net cash provided by (used in) operating activities	2,051	(316)
Investing activities:
Purchases of property and equipment	(349)	(171)
Net cash used in investing activities	(349)	(171)
Financing activities:
Due from affiliates	(1,768)	(99)
Change in cash deficit	282	679
Payments under capital lease obligations	(55)	(37)
Payments of notes payable	(158)	(264)
Net cash (used in) provided by financing activities	(1,699)	279
Net change in cash and cash equivalents	3	(207)
Cash and cash equivalents, beginning of year	43	250
Cash and cash equivalents, end of period	$46	$43

See accompanying notes to the combined financial statements.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

1.     THE COMPANY AND BASIS OF PRESENTATION

These accompanying combined financial statements include the operations of six theaters as of and for the year ended December 31, 2010 and seven theaters as of and for the year ended December 31, 2011 for Ultrastar Cinemas (“Ultrastar”). The combined financials as of and for the year ended December 31, 2011 include the operations of Surprise Pointe 14 theater (located in Surprise, Arizona), Apply Valley theater, Mission Marketplace theater, Temecula Tower Cinemas, Poway theater, Mission Valley theater and River Village theater (collectively “the Theaters” or the “Company”).  The last six theaters listed are located in California. The combined financials as of and for the year ended December 31, 2010 includes the operations of Surprise Pointe 14 theater, Apply Valley theater, Mission Marketplace theater, Poway theater, Mission Valley theater and River Village theater.  The Temecula Tower Cinemas was incorporated on December 31, 2010 and operations commenced January 1, 2011.  The Theaters are in the movie exhibition business. Ultrastar is a group of related entities under common ownership that own and operate a group of  movie theaters. These combined financial statements reflect the operations of the specific entities where StartMedia/Digiplex, LLC (“Digiplex”) acquired certain assets, assumed certain liabilities and assumed operating leases and does not reflect the other entities under common ownership of Ultrastar.  In December 2012, Digiplex purchased certain assets and assumed certain liabilities of the Theaters. See Note 13.

The accompanying combined financial statements reflect various direct and indirect expense allocations from Ultrastar recorded in the financial statements of the Theaters to reflect the financial results of the Theaters business for the years presented.  Ultrastar charged a management fee of $1,539 and $1,324 for the years ended December 31, 2011 and 2010, respectively, under management agreements with the Theaters for management of the theater business. The management fee represents the costs of executive management, accounting, human resources, information technology and other general and administrative expenses. These amounts are included in general and administrative expenses on the combined statement of operations. Other indirect costs incurred on Ultrastar have been reflected but are not material.

The theaters have cash advances to and from other theaters under common ownership but not included in these combined financial statements.  The resulting due from affiliates are classified as part of the combined deficit as of December 31, 2011 and 2010. See note 9.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, those related to film rent expense settlements, depreciation and amortization, impairments and income taxes. Actual results could differ from those estimates.

Principles of Combination

The combined financial statements include the accounts of the Theaters.  Intercompany transactions have been eliminated in combination.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

Revenue Recognition

Revenues are generated principally through admissions and concessions sales for feature films with proceeds received in cash or credit card at the Company’s point of sale terminals at the Theaters. Revenue is recognized at the point of sale. Credit card sales are normally settled in cash within approximately three business days from the point of sale, and any credit card chargebacks have been insignificant. Other operating revenues consist of amounts earned from advertising, vending commissions, game revenue, and theater rentals for parties and film festivals, which are recognized as services are performed or earned under contractual terms. The Company also sells theater admissions in advance of the applicable event, and sells gift cards for patrons’ future use. The Company defers the revenue from gift cards until considered redeemed.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2011 and 2010, the Company held substantially all of its cash at the theaters in the normal course of business.

Inventory

Inventory consisted of concession products and related supplies. The Company states inventory on the basis of first-in, first-out method, stated at the lower of cost or market.

Property and Equipment

The Company states property and equipment at cost. Major renewals and improvements are capitalized, while maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently.  The Company records depreciation and amortization using the straight-line method over the following estimated lives:

Leasehold improvements	lesser of lease term or estimated useful life of asset
Machinery and equipment	3 – 10 years
Furniture and fixtures	3 – 10 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company generally evaluates assets for impairment on an individual theater basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges is less than the carrying amount of the assets, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair market value.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

The Company considers actual theater level cash flows, future years budgeted theater level cash flows, theater property and equipment carrying values, the age of a recently built theater, competitive theaters in the marketplace, the impact of recent ticket price changes, available lease renewal options and other factors considered relevant in its assessment of impairment of individual theater assets. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose. Significant judgment is involved in estimating cash flows and fair value.  There were no impairment charges recorded for the years ended December 31, 2011 and 2010.

Leases

All of the Company’s theater operations are conducted in premises occupied under non-cancelable lease agreements. The Company, at its option, can renew the leases at defined rates for various periods. Certain leases for Company theaters provide for contingent rentals based on the revenue results of the underlying theater and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions. There are no conditions imposed upon the Company by its lease agreements or by parties other than the lessor that legally obligate the Company to incur costs to retire assets as a result of a decision to vacate its leased properties. None of the leases require the Company to return the leased property to the lessor in its original condition (allowing for normal wear and tear) or to remove leasehold improvements. The Company accounts for all of its facility leases as operating leases. The Company accounts for its leases under the provisions of ASC Topic 840, Leases and other authoritative accounting literature. The Company does not believe that exercise of the renewal options in its leases are reasonably assured at the inception date of the lease agreements because the leases: (i) provide for either (a) renewal rents based on market rates or (b) renewal rents that equal or exceed the initial rents, and (ii) do not impose economic penalties upon our determination whether or not to exercise the renewal option. As a result, there are not sufficient economic incentives at the inception of the leases, to consider that lease renewal options are reasonably assured of being exercised and therefore, the Company generally consider the initial base lease term under ASC Subtopic 840-10.

The Company leases certain equipment for use in its theaters, under agreements that expire through 2017. The Company accounts for these leases as capital leases.

Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts payable, and accrued expenses approximate their fair values, due to their short term nature.

Income Taxes

No provision has been made in the financial statements for income taxes because the Company reports its income and expenses as a Subchapter S Corporation whereby all income and losses are taxed at the shareholder level. Income tax rules and regulations are subject to interpretation, require judgment by the Company and may be challenged by the taxation authorities. In accordance with ASC Subtopic 740-10, the Company recognizes a tax benefit only for tax positions that are determined to be more likely than not sustainable based on the technical merits of the tax position. With respect to such tax positions for which recognition of a benefit is appropriate, the benefit is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions are evaluated on an ongoing basis as part of the Company's process for determining the provision for income taxes. Any interest and penalties determined to result from uncertain tax position will be classified as interest expense and other expense.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

Deferred Rent Expense

The Company recognizes rent expense on a straight-line basis, after considering the effect of rent escalation provisions resulting in a level monthly rent expense for each lease over its term.

Film Rent Expense

The Company estimates film rent expense settlements and related film rent payable based on management’s best estimate of the ultimate settlement of the film costs with the film distributors. Generally, less than one-quarter of film rent expense is estimated at period-end, with the majority being agreed to under firm terms. The length of time until these costs are known with certainty depends on the ultimate duration of the film’s theatrical run, but is typically “settled” within one to two months of a particular film’s opening release. Upon settlement with the film distributors, film rent expense and the related film rent payable are adjusted to the final film settlement.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs incurred for the years ended December 31, 2011 and 2010 were $209 and $181, respectively.

Segments

As of December 31, 2011 and 2010, the Company managed its business under one reportable segment: theater exhibition operations. All of the Company’s operations are located in the United States.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-4, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in US GAAP and IFRS”, to substantially converge the fair value measurement and disclosure guidance in US GAAP and IFRS. The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. The Company will adopt this standard January 1, 2012 and does not expect the adoption of this standard to have a material impact on the financial statements and disclosures.

In June 2011, the FASB issued ASU 2011-5, “Presentation of Comprehensive Income”, which eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity. Instead, an entity will be required to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive, statements. The standard is effective for fiscal years beginning after December 15, 2011. The Company will adopt this standard as of January 1, 2012 and does not expect it to have a material impact on the financial statements and disclosures.

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income”.  This update requires companies to present the effects on the line items of net income or loss of significant reclassifications out of accumulated other comprehensive income or loss if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income or loss in the same reporting period.  ASU 2013-02 is effective prospectively for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2012. The Company does not expect the adoption of the amended guidance to have a significant impact on its consolidated financial statements.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

3.	BALANCE SHEET COMPONENTS

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2011	2010
Rent	$239	$357
Common area maintenance	111	65
Real estate taxes	52	52
Other expenses	38	-
Total	$440	$474

PROPERTY AND EQUIPMENT

Property and equipment, net was comprised of the following:

	December 31,
	2011	2010
Machinery and equipment	$5,015	$4,666
Furniture and fixtures	1,313	1,313
Leasehold improvements	1,082	1,082
	7,410	7,061
Less: accumulated depreciation and amortization	(3,712)	(2,596)
Total property and equipment, net	$3,698	$4,465

ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,
	2011	2010
Cash deficit	$961	$679
Deferred revenue- gift cards	399	401
Accrued rent	225	225
Accrued payroll	116	160
Other expenses	164	55
Total	$1,865	$1,520

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

5.      LEASES

OPERATING LEASES

The Company leases six and seven theater facilities under operating leases for initial terms of 10-20 years until 2028, at December 31, 2010 and 2011, respectively. Each lease provides for monthly payments subject to rent escalations at each renewal date. Each lease offers options to renew for periods ranging from up to 5 years. The Company is also required to pay real property taxes and common maintenance expenses. In addition, rent includes an amount equal to a percentage of revenue generated in excess of a base amount of total sales.  Lease rent expense amounted to $3,685 and $3,107 for the years ended December 31, 2011 and 2010, respectively. There was no percentage rent for the years ended December 31, 2011 and 2010, respectively.

At year-end, future minimum lease payments were:

Total
2012	$3,540
2013	3,507
2014	3,127
2015	3,015
2016	2,828
Thereafter	21,367
Total	$37,384

CAPITAL LEASES

The Company leases certain equipment under capital leases that expire through 2017 with an imputed interest rate of 8% per annum. The assets are being amortized over the shorter of their lease terms or their estimated useful lives. The applicable amortization is included in depreciation and amortization expense in the accompanying combined financial statements. Amortization of assets under capital leases charged to expense during the years ended December 31, 2011 and 2010 was $68 and $53, respectively.

The following is a summary of property held under capital leases included in property and equipment:

	December 31,
	2011	2010
Equipment	$475	$475
Less: accumulated amortization	(121)	(53)
Net	$354	$422

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

Future maturities of capital lease payments as of December 31, 2011 for each of the next five years and in the aggregate are:

Years ending:	Total
2012	$89
2013	89
2014	89
2015	89
2016	69
Thereafter	45
Total minimum payments	470
Less: amount representing interest	(87)
Present value of minimum payments	383
Less: current portion	(89)
$294

6.      NOTES PAYABLE

Notes payable at December 31, 2011 and 2010 consisted of the following:

	December 31,
	2011	2010
Cinedigm Digital Cinema Corp	$415	$415
Equipment financing	200	280
Promissory note	2,796	2,796
Bank debt	677	755
Total debt	4,088	4,246
Current portion	(1,568)	(1,602)
Long-term portion	$2,520	$2,644

The Company has notes payable to Cinedigm Digital Cinema Corp. for the payment of equipment installation.  The notes have interest rates of 6% to 8% with due dates to 2017.

The equipment financing is for various equipment items.  The notes have interest rates ranging from 10 to 12% and are due by 2013.

The promissory note is with a landlord on the Surprise Point 14 Theater for past due rent and common area expenses.  The note is due in 2015 and has an interest rate of 12%. See Note 13.

The bank debt represents debt from various lending institutions.  The interest rates on this debt range from 9 to 17%. This debt has been classified as current.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

Maturities of notes payable for each of the next five years based on amounts due at December 31, 2011 are as follows:

Years ending:	Total
2012	$1,568
2013	881
2014	725
2015	851
2016	56
Thereafter	7
Total	$4,088

7.      INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company reports its income and expenses as a Subchapter S Corporation whereby all income and losses are taxed at the shareholder level.  Income tax rules and regulations are subject to interpretation, require judgment by the Company and may be challenged by the taxation authorities.  In July 2006, the FASB issued ASC 740-10, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740-10 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740-10 became effective as of January 1, 2007 and had no impact on the Company’s financial statements. The Company has filed income tax returns in the United States, California and Arizona. All tax years prior to 2009 are closed by expiration of the statute of limitations. The years ended December 31, 2009 through and including 2011, are open for examination. If the Company did incur any uncertain tax positions for the years the Company was a Subchapter S Corporation, the liability would be the responsibility of the shareholders of the Company.

8.      COMMITMENTS AND CONTINGENCIES

Management believes that it is in substantial compliance with all relevant laws and regulations that apply to the Company, and is not aware of any current, pending or threatened litigation that could materially impact the Company.

All of the Company’s current operations are located in Arizona and California, with the customer base being public attendance. The Company’s main suppliers are the major movie studios, primarily located in the greater Los Angeles area. Any events impacting the region the Company operates in, or impacting the movie studios, who supply movies to the Company, could significantly impact the Company’s financial condition and results of operations.

The Company executed a master license agreement with Cinedigm on December 16, 2005.  The agreement calls for license and installation of digital screens in the theaters, and for the Company to enter into a maintenance agreement with the manufacturer for annual maintenance services.

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

9.      COMBINED DEFICIT

As of December 31, 2011 and 2010, the Company’s combined deficit consisted of the following:

	Common stock shares	Common stock	Retained earnings - Net income (loss)	Net Advances to Affiliates - Borrowings (advances)	Total
Balance as of December 31, 2009	6	$51	$1,981	$(4,370)	$(2,338)
Surprise Point 14 Theater			(126)	(852)	(978)
Apple Valley Theater			(569)	185	(384)
Mission Marketplace Theater			(54)	154	100
Temcula Towers Cinema			-	-	-
Poway theater			101	(294)	(193)
Mission Valley theater			42	501	543
River Village Theater			(80)	207	127
Balance as of December 31, 2010	6	51	1,295	(4,469)	(3,123)
Surprise Point 14 Theater			229	(796)	(567)
Apple Valley Theater			(794)	(622)	(1,416)
Mission Marketplace Theater			(92)	54	(38)
Temcula Towers Cinema			(209)	(134)	(343)
Poway theater			40	399	439
Mission Valley theater			179	(646)	(467)
River Village Theater			(147)	(23)	(170)
Balance as of December 31, 2011	6	$51	$501	$(6,237)	$(5,685)

Dividends

No dividends were declared on the Company’s common stock during the years ended December 31, 2011 and 2010 and the Company does not anticipate doing so.

Capital Stock

As of December 31, 2011 and 2010, the Company’s combined common stock was as follows:

	Shares	Share amount
Surprise Point 14 Theater	900	$900
Apple Valley Theater	300	2,960
Mission Market Theater	900	8,840
Temecula Towers Cinema	900	8,840
Poway theater	1,000	9,820
Mission Valley theater	1,000	9,820
River Village theater	1,000	9,820
	6,000	$51,000

10.      RELATED PARTY TRANSACTIONS

The Company has notes receivable with the Ultrastar owners.  As of December 31, 2011 and 2010, the note receivable was $200 for both years.  The interest rate is 4.25% and is due on December 31, 2013. Interest income for the years ended December 31, 2011 and 2010 amounted to $8 in each year.

11.      SUPPLEMENTAL CASH FLOW DISCLOSURE

	Years ended
	December 31,
	2011	2010
Interest paid	$268	$334
Taxes paid	3	10
Capital lease for equipment acquired	-	475

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS
For the years ended December 31, 2011 and 2010
(in thousands)

13.      SUBSEQUENT EVENTS

On December 21, 2012, Digiplex completed the acquisitions of the Theaters of Ultrastar Cinemas for an aggregate purchase price  of  approximately $12.8 million (subject to post-closing adjustments), consisting of $8.1 million in cash plus 887,622 shares of Digiplex’s Class A common stock. The stock issued is the subject of a six month lock-up agreement, with further restrictions beyond that point. Digiplex assumed the operating leases for the theater premises, subject to certain amendments of the leases and, in one case, executed a new lease with the landlord. Digiplex assumed certain capital leases related to theater equipment. All other liabilities are being retained by the sellers. The funds from the sale were put in escrow, where the escrow agent used it to pay down the sellers bank debt and other obligations.

On September 24, 2012, the landlord settled and relieved the Company for the $2,796 promissory note and $100 of common area payables through the Company’s payment of a $300 settlement fee, under an amendment to the lease agreement. The amendment does not impact future rent payments.  The Company paid this amount by August 2012 and the landlord released the Company’s obligation as of September 24, 2012.

INDEX TO INTERIM FINANCIAL STATEMENTS

Theaters of Ultrastar Cinemas Unaudited Financial Statements for the Nine Months ended September 30, 2012 and 2011

COMBINED BALANCE SHEETS AS OF SEPTEMBER 30, 2012 (UNAUDITED) AND DECEMBER 31, 2011	1
UNAUDITED COMBINED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011	2
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011	3
NOTES TO UNAUDITED COMBINED FINANCIAL STATMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011	4

THEATERS OF ULTRASTAR CINEMAS
COMBINED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$361	$46
Inventory	62	53
Prepaid expenses and other	103	440
Total current assets	526	539
Property and equipment, net	2,860	3,698
Note receivable- owners	200	200
Other assets	41	54
TOTAL ASSETS	$3,627	$4,491
LIABILITIES AND COMBINED DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,170	$1,183
Accrued expenses	1,156	1,865
Notes payable, current portion	739	1,568
Capital lease obligations, current portion	89	89
Total current liabilities	3,154	4,705
NONCURRENT LIABILITIES
Notes payable, net of current portion	380	2,520
Capital lease obligations, net of current portion	248	294
Deferred rent expense	2,935	2,657
TOTAL LIABILITIES	$6,717	$10,176
COMMITMENTS AND CONTINGENCIES
Combined deficit	(3,090)	(5,685)
TOTAL LIABILITIES AND COMBINED DEFICIT	$3,627	$4,491

See accompanying notes to the combined financial statements.

1

THEATERS OF ULTRASTAR CINEMAS
COMBINED STATEMENTS OF OPERATIONS
For the nine months ended September 30, 2012 and 2011
(In thousands)

	Nine months ended
	September 30,
	2012	2011
REVENUES
Admissions	$10,878	$10,789
Concessions	4,616	4,572
Other	437	550
Total revenues	15,931	15,911
COSTS AND EXPENSES
Cost of operations:
Film rent expense	6,125	6,048
Cost of concessions	714	777
Salaries and wages	2,161	2,251
Facility lease expense	2,590	2,512
Utilities and other	2,383	2,548
General and administrative expenses	1,196	1,338
Depreciation and amortization	837	752
Total costs and expenses	16,006	16,226

OPERATING LOSS	(75)	(315)
OTHER EXPENSE
Interest expense	169	119
Gain on extinguishment of debt and other obligation	(2,596)	-
Other, net	6	7
NET INCOME (LOSS)	$2,346	$(441)

See accompanying notes to the combined financial statements.

2

THEATERS OF ULTRASTAR CINEMAS
COMBINED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2012 and 2011
(In thousands)

	Nine months ended
	September 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$2,346	$(441)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on extinguishment of debt and other	(2,596)	-
Depreciation and amortization	837	752
Changes in operating assets and liabilities:
Inventory	(9)	(37)
Prepaid expenses and other	350	271
Accounts payable and accrued expenses	(486)	656
Deferred rent	278	(874)
Net cash provided by operating activities	720	327
Investing activities:
Purchases of property and equipment	-	(70)
Net cash used in investing activities	-	(70)
Financing activities:
Due from affiliates	249	(442)
Change in cash deficit	(435)	620
Payments under capital lease obligations	(46)	(480)
Borrowings of notes payable	39	31
Payments of notes payable	(212)	-
Net cash used in financing activities	(405)	(271)
Net change in cash and cash equivalents	315	(14)
Cash and cash equivalents, beginning of period	46	43
Cash and cash equivalents, end of period	$361	$29

See accompanying notes to the combined financial statements.

3

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
(in thousands)

1. THE COMPANY AND BASIS OF PRESENTATION

These accompanying combined financial statements include the operations of seven theaters as of and for the nine months ended September 30, 2012 and 2011 for Ultrastar Cinemas (“Ultrastar”). The combined financials include the operations of Surprise Pointe 14 theater (located in Surprise, Arizona), Apply Valley theater, Mission Marketplace theater, Temecula Tower Cinemas, Poway theater, Mission Valley theater and River Village theater (collectively “the Theaters” or the “Company”).  The last six theaters listed are located in California.  The Theaters are in the movie exhibition business. Ultrastar is a group of related entities under common ownership that own and operate group of  movie theaters. These combined financial statements reflect the operations of the specific entities where StartMedia/Digiplex, LLC (“Digiplex”) acquired certain assets, assumed certain liabilities and assumed operating leases and does not reflect the other entities under common ownership of Ultrastar.   In December 2012, Digiplex purchased certain assets and assumed certain liabilities of the Theaters. See Note 12.

The financial statements reflect various direct and indirect expense allocations from Ultrastar recorded in the financial statements of the Theaters to reflect the financial results of the Theaters business for the years presented.  Ultrastar charged a management fee of $987 and $1,259 for the nine months ended September 30, 2012 and 2011, respectively, under management agreements with the Theaters for management of the theater business. The management fee represents the costs of executive management, accounting, human resources, information technology and other general and administrative expenses. These amounts are included in general and administrative expenses on the combined statement of operations. Other indirect costs incurred on Ultrastar have been reflected but are not material.

The Theaters have cash advances to and from other theaters under common ownership but not included in these combined financial statements. The resulting due from affiliates of $5,988 and $6,237 are classified as part of the combined deficit as of September 30, 2012 and December 31, 2011, respectively.

The operating results for the nine months ended September 30, 2012 are not necessarily indicative of the full year ending December 31, 2012.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, those related to film rent expense settlements, depreciation and amortization, impairments and income taxes. Actual results could differ from those estimates.

Principles of Combination

The combined financial statements include the accounts of the Theaters.  Intercompany transactions have been eliminated in combination.

Revenue Recognition

Revenues are generated principally through admissions and concessions sales for feature films with proceeds received in cash or credit card at the Company’s point of sale terminals at the Theaters. Revenue is recognized at the point of sale. Credit card sales are normally settled in cash within approximately three business days from the point of sale, and any credit card chargebacks have been insignificant. Other operating revenues consist of amounts earned from advertising, vending commissions, game revenue, and theater rentals for parties and film festivals, which are recognized as services are performed or earned under contractual terms. The Company also sells theater admissions in advance of the applicable event, and sells gift cards for patrons’ future use. The Company defers the revenue from gift cards until considered redeemed.

4

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At September 30, 2012 and December 31, 2011, the Company held substantially all of its cash at the theaters in the normal course of business.

Inventory

Inventory consisted of concession products and related supplies. The Company states inventory on the basis of first-in, first-out method, stated at the lower of cost or market.

Property and Equipment

The Company states property and equipment at cost. Major renewals and improvements are capitalized, while maintenance and repairs that do not improve or extend the lives of the respective assets are expensed currently.

The Company records depreciation and amortization using the straight-line method over the following estimated lives:

Leasehold improvements	lesser of lease term or estimated useful life of asset
Machinery and equipment	3 – 10 years
Furniture and fixtures	3 – 10 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. The Company generally evaluates assets for impairment on an individual theater basis, which management believes is the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows, undiscounted and without interest charges is less than the carrying amount of the assets, the Company recognizes an impairment charge in the amount by which the carrying value of the assets exceeds their fair market value.

The Company considers actual theater level cash flows, future years budgeted theater level cash flows, theater property and equipment carrying values, the age of a recently built theater, competitive theaters in the marketplace, the impact of recent ticket price changes, available lease renewal options and other factors considered relevant in its assessment of impairment of individual theater assets. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets of which the Company expects to dispose. Significant judgment is involved in estimating cash flows and fair value.  There were no impairment charges recorded for the nine months ended September 30, 2012 and 2011.

5

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

Leases

All of the Company’s theater operations are conducted in premises occupied under non-cancelable lease agreements. The Company, at its option, can renew the leases at defined rates for various periods. Certain leases for Company theaters provide for contingent rentals based on the revenue results of the underlying theater and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions. There are no conditions imposed upon the Company by its lease agreements or by parties other than the lessor that legally obligate the Company to incur costs to retire assets as a result of a decision to vacate its leased properties. None of the leases require the Company to return the leased property to the lessor in its original condition (allowing for normal wear and tear) or to remove leasehold improvements. The Company accounts for all of its facility leases as operating leases. The Company accounts for its leases under the provisions of ASC Topic 840, Leases and other authoritative accounting literature. The Company does not believe that exercise of the renewal options in its leases are reasonably assured at the inception date of the lease agreements because the leases: (i) provide for either (a) renewal rents based on market rates or (b) renewal rents that equal or exceed the initial rents, and (ii) do not impose economic penalties upon our determination whether or not to exercise the renewal option. As a result, there are not sufficient economic incentives at the inception of the leases, to consider that lease renewal options are reasonably assured of being exercised and therefore, the Company generally consider the initial base lease term under ASC Subtopic 840-10.

The Company leases certain equipment for use in its theaters, under agreements that expire through 2017. The Company accounts for these leases as capital leases.

Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts payable, and accrued expenses approximate their fair values, due to their short term nature.

Income Taxes

No provision has been made in the financial statements for income taxes because the Company reports its income and expenses as a Subchapter S Corporation whereby all income and losses are taxed at the shareholder level. Income tax rules and regulations are subject to interpretation, require judgment by the Company and may be challenged by the taxation authorities. In accordance with ASC Subtopic 740-10, the Company recognizes a tax benefit only for tax positions that are determined to be more likely than not sustainable based on the technical merits of the tax position. With respect to such tax positions for which recognition of a benefit is appropriate, the benefit is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions are evaluated on an ongoing basis as part of the Company's process for determining the provision for income taxes. Any interest and penalties determined to result from uncertain tax position will be classified as interest expense and other expense.

6

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

Deferred Rent Expense

The Company recognizes rent expense on a straight-line basis, after considering the effect of rent escalation provisions resulting in a level monthly rent expense for each lease over its term.

Film Rent Expense

The Company estimates film rent expense settlements and related film rent payable based on management’s best estimate of the ultimate settlement of the film costs with the film distributors. Generally, less than one-quarter of film rent expense is estimated at period-end, with the majority being agreed to under firm terms. The length of time until these costs are known with certainty depends on the ultimate duration of the film’s theatrical run, but is typically “settled” within one to two months of a particular film’s opening release. Upon settlement with the film distributors, film rent expense and the related film rent payable are adjusted to the final film settlement.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs incurred for the nine months ended September 30, 2012 and 2011 were $103 and $168, respectively.

Segments

As of September 30, 2012 and December 31, 2011, the Company managed its business under one reportable segment: theater exhibition operations. All of the Company’s operations are located in the United States.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-4, “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in US GAAP and IFRS”, to substantially converge the fair value measurement and disclosure guidance in US GAAP and IFRS. The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. The Company has adopted this standard on January 1, 2012, and it did not have a material impact on the financial statements and disclosures.

In June 2011, the FASB issued ASU 2011-5, “Presentation of Comprehensive Income”, which eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity. Instead, an entity will be required to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive, statements. The standard is effective for fiscal years beginning after December 15, 2011. The Company has adopted this standard as of January 1, 2012, and it did not have a material impact on the financial statements and disclosures.

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income”.  This update requires companies to present the effects on the line items of net income or loss of significant reclassifications out of accumulated other comprehensive income or loss if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income or loss in the same reporting period.  ASU 2013-02 is effective prospectively for the Company for fiscal years, and interim periods within those years, beginning after December 15, 2012. The Company does not expect the adoption of the amended guidance to have a significant impact on its consolidated financial statements.

7

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

3.     PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	September 30,	December 31,
	2012	2011
Rent	$103	$239
Common area maintenance	-	111
Real estate taxes	-	52
Other expenses	-	38
Total	$103	$440

4.     PROPERTY AND EQUIPMENT

Property and equipment, net was comprised of the following:

	September 30,	December 31,
	2012	2011
Machinery and equipment	$5,015	$5,015
Furniture and fixtures	1,313	1,313
Leasehold improvements	1,082	1,082
	7,410	7,410
Less: accumulated depreciation and amortization	(4,550)	(3,712)
Total property and equipment, net	$2,860	$3,698

5.      LEASES

OPERATING LEASES

The Company leases seven theater facilities under operating leases for initial terms of 10-20 years until 2028. Each lease provides for monthly payments subject to rent escalations at each renewal date. Each lease offers options to renew for periods up to 5 years. The Company is also required to pay real property taxes and common maintenance expenses. In addition, rent includes an amount equal to a percentage of revenue generated in excess of a base amount of total sales.  Lease rent expense amounted to $2,590 and $2,512 for the nine months ended September 30, 2012 and 2011, respectively. There was no percentage rent for the nine months ended September 30, 2012 and 2011, respectively.

8

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

At September 30, 2012, future minimum lease payments were:

Total
2012 (remaining three months)	$890
2013	3,507
2014	3,127
2015	3,015
2016	2,828
2017	2,067
Thereafter	19,233
Total	$34,667

CAPITAL LEASES

The Company leases certain equipment under capital leases that expire through 2017 with an imputed interest rate of 8% per annum. The assets are being amortized over the shorter of their lease terms or their estimated useful lives. The applicable amortization is included in depreciation and amortization expense in the accompanying combined financial statements. Amortization of assets under capital leases charged to expense during the nine months ended September 30, 2012 and 2011 was $38 for each period.

The following is a summary of property held under capital leases included in property and equipment:

	September 30,	December 31,
	2012	2011
Equipment	$475	$475
Less: accumulated amortization	(159)	(121)
Net	$316	$354

Future maturities of capital lease payments as of September 30, 2012 for each of the next five years and in the aggregate are:

Years ending:	Total
2012 (remaining three months)	$22
2013	89
2014	89
2015	89
2016	69
2017	45
Total minimum payments	403
Less: amount representing interest	(66)
Present value of minimum payments	337
Less: current portion	(89)
$248

9

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

6.      NOTES PAYABLE

Notes payable at September 30, 2012 and December 31, 2011 consisted of the following:

	September 30,	December 31,
	2012	2011
Cinedigm Digital Cinema Corp	$379	$415
Equipment financing	24	200
Bank debt	716	677
Promissory note	-	2,796
Total debt	1,119	4,088
Current portion	(739)	(1,568)
Long-term portion	$380	$2,520

The Company has notes payable to Cinedigm Digital Cinema Corp. for the payment of equipment installation.  The notes have interest rates of 6 to 8% with due dates to 2017.

The equipment financing is for various equipment items.  The notes have interest rates ranging from 10 to 12% and are due by 2013.

At December 31, 2011, the Company had a promissory note with the landlord of Surprise Point 14 Theater for past due rent and payables for common area expenses.  The note was due in 2015 and had an interest rate of 12%. On September 24, 2012, the landlord settled and relieved the Company for the $2,796 promissory note and payables of $100 through the Company’s payment of a $300 settlement fee, under an amendment to the lease agreement.  The amendment does not impact future rent payments. The Company paid this amount by August 2012 and the landlord released the Company’s obligation as of September 24, 2012.  A net gain of $2,596 for extinguishment of debt was recorded for the nine months ended September 30, 2012.

The bank debt represents debt from various lending institutions.  The interest rates on this debt range from 9% to 17%.  This debt has been classified as current.

Maturities of notes payable for each of the next five years based on amounts due at September 30, 2012 are as follows:

Years ending:	Total
2012 (remaining three months)	$739
2013	134
2014	89
2015	94
2016	56
Thereafter	7
Total	$1,119

10

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

7.      INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company reports its income and expenses as a Subchapter S Corporation whereby all income and losses are taxed at the shareholder level. In July 2006, the FASB issued ASC 740-10, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740-10 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740-10 became effective as of January 1, 2007 and had no impact on the Company’s financial statements. The Company has filed income tax returns in the United States, California and Arizona. All tax years prior to 2009 are closed by expiration of the statute of limitations. The years ended December 31, 2009 through and including 2011, are open for examination. If the Company did incur any uncertain tax positions for the years the Company was a Subchapter S Corporation, the liability would be the responsibility of the shareholders of the Company.

8.     COMMITMENTS AND CONTINGENCIES

Management believes that it is in substantial compliance with all relevant laws and regulations that apply to the Company, and is not aware of any current, pending or threatened litigation that could materially impact the Company.

All of the Company’s current operations are located in Arizona and California, with the customer base being public attendance. The Company’s main suppliers are the major movie studios, primarily located in the greater Los Angeles area. Any events impacting the region the Company operates in, or impacting the movie studios, who supply movies to the Company, could significantly impact the Company’s financial condition and results of operations.

The Company executed a master license agreement with Cinedigm on December 16, 2005.  The agreement calls for license and installation of digital screens in the theaters, and for the Company to enter into a maintenance agreement with the manufacturer for annual maintenance services.

9.     COMBINED DEFICIT

The combined deficit as of September 30, 2012 is as follows:

	Common stock	Retained earnings	Net Advances to Affiliates	Total
Balance as of December 31, 2011	$51	$501	$(6,237)	$(5,685)
Net income		2,346	-	2,346
Borrowings		-	249	249
Balance as of September 30, 2012	$51	$2,847	$(5,988)	$(3,090)

10.      RELATED PARTY TRANSACTIONS

The Company has notes receivables with the Ultrastar owners.  The interest is 4.25% and is due December 31, 2013. Interest for the nine months ended September 30, 2012 and 2011 was $6 for both periods. At September 30, 2012, and December 31, 2011, the notes receivable was $200.

11.      SUPPLEMENTAL CASH FLOW DISCLOSURE

	Nine months ended
	September 30,
	2012	2011
Interest paid	$169	$119
Taxes paid	-	-

11

THEATERS OF ULTRASTAR CINEMAS
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
For the nine months ended September 30, 2012 and 2011
 (in thousands)

12.      SUBSEQUENT EVENTS

On December 21, 2012, Digiplex completed  the acquisitions of the Theaters of Ultrastar Cinemas for an aggregate purchase price  of  approximately $12.8 million (subject to post-closing adjustments), consisting of $8.1 million in cash plus 887,622 shares of Digiplex’s Class A common stock issued. The stock issued is the subject of a six month lock-up agreement, with further restrictions beyond that point. Digiplex assumed the operating leases for the theater premises, subject to certain amendments of the leases and, in one case, executed a new lease with the landlord. Digiplex assumed certain capital leases related to theater equipment. All other liabilities are being retained by the sellers. The funds from the sale were put in escrow, where the escrow agent used it to pay down the sellers’ bank debt and other obligations.

12

INDEX TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

INTRODUCTION	1
UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2012	2
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED JUNE 30, 2012	3
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012	4
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION	5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet presents Digital Cinema Destinations Corp's ("Our" or the "Company") financial position as of September 30, 2012, assuming that the acquisition of certain assets, assumption of certain liabilities and operating leases of Theaters of Ultrastar Cinema (“Ultrastar”) had been completed as of September 30, 2012. The unaudited pro forma combined statements of operations include the results of operations of the Company for the year ended June 30, 2012 and the twelve months results of operations (October 1, 2011 to September 30, 2012) of Ultrastar as if the acquisition had been consummated on July 1, 2011.  Also presented are the interim unaudited pro forma combined statements of operations, which include the Company's and Ultrastar’s results of operations for the three months ended September 30, 2012, as if the acquisition had been consummated on July 1, 2011.

These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition and factually supportable. Our unaudited pro forma combined financial information and explanatory notes present how our combined financial statements may have appeared had the businesses actually been combined as of the dates noted above. The unaudited pro forma combined financial information shows the impact on the combined balance sheets and the combined statements of operations under acquisition accounting with the Company treated as the acquirer. Under this method of accounting, the assets purchased and liabilities assumed of the acquiree are recorded by the Company, at their estimated fair values as of the acquisition date.

It is anticipated that the acquisition of certain assets, assumption of certain liabilities and assumption of operating leases of Ultrastar will provide financial benefits such as, among other factors, possible expense efficiencies; however, we cannot assure you that such benefits will actually be achieved. These benefits have not been reflected in the unaudited pro forma financial information. As required, the unaudited pro forma combined financial information includes adjustments for events that are directly attributable to the transaction, expected to have a continuing impact and are factually supportable; as such, any planned adjustments affecting the balance sheet, statement of operations, or shares of Class A or Class B common stock outstanding subsequent to the assumed acquisition completion dates are not included. The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined businesses had they actually been combined on the dates noted above. However, management believes that the assumptions used provide a reasonable basis for presenting the combined pro forma information, that the pro forma adjustments give appropriate effect to the assumptions and are properly applied in the unaudited pro forma combined financial information.

The allocation of the purchase price for the Ultrastar acquisition that is reflected in our pro forma combined financial information is subject to adjustment. The actual purchase price allocation will be recorded based upon final estimated fair values of the assets acquired, certain liabilities assumed and operating leases assumed, which are likely to vary from the purchase price allocations adopted in the pro forma combined financial statements. In addition, there may be further refinements of the purchase price allocation for the Ultrastar acquisition as additional information becomes available.

1

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2012
(in thousands, except share and per share data)

		Theaters of	Pro Forma
		Ultrastar	Adjustments	Pro Forma	Pro Forma
	Digiplex	Cinemas	(Note 1)	Footnotes	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,449	$361	$(439)	(b)	$1,371
Accounts receivable	491	-	-		491
Inventory	77	62	1	(a)	140
Prepaid expenses and other current assets	378	103	(88)	(b)	393
Total current assets	2,395	526	(526)		2,395
Notes receivable	-	200	(200)	(b)	-
Property and equipment, net	20,686	2,860	6,717	(a) (b)	30,600
	-	-	337	(a)	-
Intangible assets, net	4,112	-	563	(a)	4,675
Goodwill	1,521	-	2,574	(a)	4,095
Other assets	263	41	913	(b) (e)	1,217
TOTAL ASSETS	$28,977	$3,627	$10,378		$42,982
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,616	$2,326	$(2,326)	(b)	$1,616
Earn out from theater acquisition	79	-	-		79
Notes payable, current portion	360	739	(739)	(b)	360
Capital lease obligations, current portion	-	89	-		89
Other current liabilities	14	-	-		14
Total current liabilities	2,069	3,154	(3,065)		2,158
NONCURRENT LIABILITIES
Notes payable, net of current portion	9,642	380	(380)	(b)	9,642
Earn out from theater acquisition	550	-	-		550
Capital lease obligations, net of current portion	-	248	-		248
Deferred rent expense	125	2,935	(2,935)	(b)	125
Other liabilities	234	-	-		234
TOTAL LIABILITIES	12,620	6,717	(6,380)		12,957
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock	-	-	-		-
Class A common stock	45	-	-		45
Class B common stock	9	-	-		9
Additional paid-in capital	19,721	-	5,668	(a) (e)	25,389
Combined deficit		(3,090)	3,090	(b)
Accumulated deficit	(3,418)	-	-		(3,418)
TOTAL STOCKHOLDER’S EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	16,357	(3,090)	8,758		22,025
Noncontrolling interest (equity)			8,000	(f)	8,000
TOTAL LIABILITIES AND EQUITY	$28,977	$3,627	$10,378		$42,982

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JUNE 30, 2012
(in thousands, except share and per share data)

		September 30, 2012
		Theaters of	Pro Forma	Pro Forma	Pro Forma
	Digiplex	Ultrastar Cinemas	Adjustments (Note 1)	Footnotes	Combined
REVENUES
Admissions	$4,738	$14,447	$-		$19,185
Concessions	1,646	6,233	-		7,879
Other	287	751	-		1,038
Total revenues	6,671	21,431	-		28,102
COSTS AND EXPENSES
Cost of operations:
Film rent expense	2,387	8,049	-		10,436
Cost of concessions	294	1,009	-		1,303
Salaries and wages	849	2,702	-		3,551
Facility lease expense	821	3,763	-		4,584
Utilities and other	1,152	3,400	-		4,552
General and administrative expenses	1,945	1,574	-		3,519
Change in fair value of earnout liability	(20)	-	-		(20)
Depreciation and amortization	1,147	1,201	(72)	(c)	2,276
Total costs and expenses	8,575	21,698	(72)		30,201

OPERATING INCOME (LOSS)	(1,904)	(267)	72		(2,099)
OTHER EXPENSE
Interest expense	12	318	(127)	(d) (g)	203
Gain on extinguishment of debt	-	(2,596)	2,596	(b)	-
Other expense	9	18	-		27
Net Income (Loss) before income taxes	(1,925)	1,993	(2,397)		(2,329)

Income tax expense	42	-	-		42
NET INCOME (LOSS)	$(1,967)	$1,993	$(2,397)		$(2,371)

Net income (loss) attributable to noncontrolling interest	-	(1,395)	1,678	(f)	283
Net income (loss) attributable to Digital Cinema Destinations Corp.	(1,967)	598	(719)		(2,088)

Preferred stock dividends	(257)	-	-		(257)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,224)	$598	$(719)		$(2,345)

Net loss per Class A and Class B common share- basic and diluted attributable to Common Stockholders	$(1.00)				$(0.76)

Weighted average common shares outstanding	2,218,045		887,622	(a)	3,105,667

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2012
(in thousands, except share and per share data)

		Theaters of	Pro Forma	Pro Forma	Pro Forma
	Digiplex	Ultrastar Cinemas	Adjustments	Footnotes	Combined
REVENUES
Admissions	$3,009	$3,612	$-		$6,621
Concessions	1,199	1,558	-		2,757
Other	139	188	-		327
Total revenues	4,347	5,358	-		9,705
COSTS AND EXPENSES
Cost of operations:
Film rent expense	1,439	2,012	-		3,451
Cost of concessions	164	252	-		416
Salaries and wages	513	676	-		1,189
Facility lease expense	523	941	-		1,464
Utilities and other	741	850	-		1,591
General and administrative expenses	737	394	-		1,131
Depreciation and amortization	849	300	(18)	(c)	1,131
Total costs and expenses	4,966	5,425	(18)		10,372

OPERATING INCOME (LOSS)	(619)	(67)	18		(668)
OTHER EXPENSE
Interest expense	25	80	(32)	(d) (g)	73
Gain on extinguishment of debt	-	2,596	2,596	(b)	-
Other expense	-	5	-		5
Net Income (Loss) before income taxes	(644)	2,445	(2,546)		(745)

Income tax expense	17	-	-		17
NET INCOME (LOSS)	(661)	2,445	(2,546)		(762)

Net income (loss) attributable to noncontrolling interest	-	(1,712)	1,782	(f)	71
Net income (loss) attributable to Digital Cinema Destinations Corp.	(661)	734	(764)		(691)

Preferred stock dividends	(1)	-	-		(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(662)	$734	$(764)		$(692)

Net loss per Class A and Class B common share- basic and diluted attributable to Common Stockholders	$(0.12)				$(0.11)

Weighted average common shares outstanding	5,419,452		887,622	(a)	6,307,074

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Notes to Unaudited Pro Forma Combined Financial Information
(In thousands, except shares)

1.	PRO FORMA BASIS OF PRESENTATION

On December 10, 2012, the Company, together with Start Media, LLC (“Start Media”), entered into a joint venture, Start Media/Digiplex, LLC (“JV”), to acquire, refit and operate movie theaters.  On December 11, 2012, wholly owned subsidiaries of JV executed Asset Purchase Agreements, which were amended on December 13, 2012, to acquire seven movie theaters from Ultrastar (six of which are located in southern California and one of which is near Phoenix, Arizona)  (collectively, the “Ultrastar Acquisitions”) with an aggregate of 74 fully digital screens from sellers affiliated with one another  (collectively the “Ultrastar Sellers”).  The JV completed the Ultrastar Acquisitions on four separate dates in December 2012.

The Company has determined that JV is a variable interest entity (“VIE”), and that the Company is the primary beneficiary of JV’s operations.  Therefore, the Company is presenting JV’s financial statements on a consolidated basis with a non-controlling interest.

The Ultrastar acquisition is reflected in the unaudited pro forma combined financial statements as being accounted for under the acquisition method in accordance with ASC 805. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. The Company has made significant estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma combined statements of operations for the twelve months ended June 30, 2012 and the three months ended September 30, 2012 assume the acquisition occurred on July 1, 2011. The unaudited pro forma combined balance sheet as of September 30, 2012, assumes the acquisition had been completed on September 30, 2012.   The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of the Company and Ultrastar.

Under ASC 805, acquisition costs (such as advisory, legal, valuation or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma combined statements of operations. The Company expects to incur total acquisition costs of approximately $300.

The unaudited pro forma combined financial statements do not include the realization of any cost savings from anticipated operating efficiencies, synergies or other restructuring activities which might result from the acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of the Company that are filed with the Securities and Exchange Commission and of Ultrastar that are included herein. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and further should not be taken as representative of the future consolidated results of operations or financial condition of the Company.  The pro forma adjustments included in the unaudited pro forma combined condensed financial statements are as follows:

5

(a) To record the Ultrastar preliminary fair value of assets acquired for a purchase price of $12.8 million based on estimated fair value.  The purchase price consists of $8.1 million in cash ($8.0 million of which was funded by Start Media) plus 615,203 shares of our Class A common stock issued in December 2012, and 272,419 shares related to post-closing adjustments that will be issued in March 2013. The fair value of all 887,622 shares issued or issuable was determined to be $4,714, based on the trading price of the our Class A common stock on the acquisition dates, less a 10% discount for restrictions on the sale of the stock. The stock issued is the subject of a six month lock-up agreement, with further restrictions beyond that point. The JV assumed the operating leases for the theater premises, subject to certain amendments of the leases and, in one case, executed a new lease with the landlord. The JV assumed only certain capital leases related to theater equipment.   All other liabilities are being retained by the sellers. The goodwill of $2,574 represents the premium the Company paid over the fair value of the net tangible and intangible assets acquired.  Goodwill is mainly attributable to the assembled work force and synergies expected to arise after acquisition of the business. The allocation of the provisional purchase price is based on management’s judgment after evaluating several factors, using assumptions for the income and royalty rate approaches and the discounted earnings approach, and projections determined by Company management.  The Company is in the process of finalizing the fair values of the assets acquired and liabilities assumed including evaluations of operating leases and capital leases and capital lease obligations.

The provisional purchase price for the Ultrastar Acquisitions was allocated as follows:

Ultrastar
theaters
ASSETS
Cash	$30
Prepaid expenses	15
Inventory	63
Property and equipment	9,914
Covenants not to compete	563
Goodwill	2,574
Total purchase price	13,159

LIABILITIES AND OTHER
Capital lease obligation	337
Issuance of Class A common stock	4,714
Total purchase price paid in cash	$8,108

(b) To remove the components of Ultrastar not acquired by us.

(c) To remove historical depreciation of $300 and $1,201 for the three and twelve months ended September 30, 2012, respectively and record estimated depreciation and amortization of $282 and $1,129 for the three and twelve months ended September 30, 2012, respectively. As noted above, depreciation and amortization may change based on the final determination of the fair value of assets acquired.

(d) To remove historical interest expense of Ultrastar, as there was no assumption of debt on the acquisition dates.

(e) To record the fair value of 887,622 shares of the Company’s Class A common stock issued on the acquisition dates as noted in footnote (a), and to record the fair value of a warrant the Company issued to Start Media to purchase 500,000 shares of the Company’s Class A common stock, as further described below.

6

On December 10, 2012, the Company issued a common stock purchase warrant to Start Media, which entitles the holder to purchase up to 500,000 shares of our Class A common stock (the “Start Media Warrants”).   The Start Media Warrants were issued in connection with the creation of the joint venture and the Ultrastar Acquisitions, are exercisable at $6.10 per share and have an exercise period of 5 years. The Start Media Warrants have fixed settlement terms, do not require us to mandatorily redeem the warrants at any time, and the warrants have no cashless exercise provisions.  The preliminary fair value of the Start MediaWarrants was determined to be $954 based on a Black-Scholes calculation using the following key assumptions:  expected life, 5.0 years, volatility 40.8%, risk free rate 0.78%.  The Company recorded this as deferred financing costs and an increase to additional paid-in-capital for the fair value of $954 to be amortized over the five year life of the warrant.

(f) To record the non-controlling interest that Start Media holds in the JV for the periods presented in the unaudited pro forma combined statements of operations. Start Media holds a 70% interest in the JV, and accordingly the non-controlling interest is calculated using this percentage.

(g) To record amortization of the deferred financing cost that results from the fair value of the warrant of $191 and $48 for the annual and interim periods, respectively.

7